SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the  Registrant[X]
Filed by a Party other than the Registrant[ ]
Check the appropriate box:

[ ]  Preliminary  Proxy  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting  Material  Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          WINTON FINANCIAL CORPORATION
                (Name of Registrant as Specified In Its Charter)

    -------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          --------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          --------------------------------------

     3)   Filing Party:

          --------------------------------------

     4)   Date Filed:

                          WINTON FINANCIAL CORPORATION
                                5511 Cheviot Road
                             Cincinnati, Ohio 45247
                                 (513) 385-3880

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of Winton Financial Corporation ("WFC") will be held at Shuller's Wigwam Restaurant, 6210 Hamilton Ave., Cincinnati, Ohio 45224, on January 29, 1999, at 10:00 a.m., Eastern Standard Time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     1.   To reelect three directors of WFC for terms expiring in 2002;

     2. To consider and vote upon a proposed amendment to Article Fourth of the amended Articles of Incorporation of WFC to increase the authorized number of shares from 7,000,000 to 20,000,000, 18,000,000 of which will be common shares, each without par value, and 2,000,000 of which will be preferred shares, each without par value;

     3. To consider and vote upon the Winton Financial Corporation 1999 Stock Option and Incentive Plan, a copy of which is attached hereto as Exhibit A;

     4. To consider and vote upon the ratification of the selection of Grant Thornton LLP as the auditors of WFC for the current fiscal year; and

     5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of WFC of record at the close of business on December 11, 1998, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof.

     Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                              By Order of the Board of Directors




Cincinnati, Ohio                              Robert L. Bollin
December 28, 1998                             President

                          WINTON FINANCIAL CORPORATION
                                5511 Cheviot Road
                             Cincinnati, Ohio 45247
                                 (513) 385-3880


                                 PROXY STATEMENT


                                     PROXIES

     The enclosed Proxy is being solicited by the Board of Directors of Winton Financial Corporation, an Ohio corporation ("WFC"), for use at the 1999 Annual Meeting of Shareholders of WFC to be held at Shuller's Wigwam Restaurant, 6210 Hamilton Ave., Cincinnati, Ohio 45224, on January 29, 1999, at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder before exercise by executing a later-dated Proxy or by giving notice of revocation to WFC in writing or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

     FOR the reelection of Messrs. Robert E. Hoeweler, Timothy M. Mooney and J. Clay Stinnett as directors of WFC for terms expiring in 2002;

     FOR the adoption of an amendment to Article Fourth of the amended Articles of Incorporation of WFC (the "Amended Articles") to increase the authorized number of shares from 7,000,000 to 20,000,000, 18,000,000 of which will be common shares, each without par value, and 2,000,000 of which will be preferred shares, each without par value (the "Amendment");

     FOR the approval of the Winton Financial Corporation 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan"), a copy of which is attached hereto as Exhibit A; and

     FOR the ratification of the selection of Grant Thornton LLP ("Grant Thornton") as the auditors of WFC for the current fiscal year.

     Proxies may be solicited by the directors, officers and other employees of WFC and The Winton Savings and Loan Co., the wholly-owned subsidiary of WFC ("Winton"), in person or by telephone, telegraph, telecopy or mail. WFC may reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners. The cost of soliciting proxies will be borne by WFC.

     Only shareholders of record as of the close of business on December 11, 1998 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share of WFC (the "Common Shares") owned. WFC's records disclose that, as of the Voting Record Date, there were 4,015,304 votes entitled to be cast at the Annual Meeting.

     This Proxy Statement is first being mailed to shareholders of WFC on or about December 28, 1998.

                                  VOTE REQUIRED

Election of Directors

     Under Ohio law and the Code of Regulations of WFC (the "Regulations"), the three nominees receiving the greatest number of votes will be elected as directors. Common Shares as to which the authority to vote is withheld and shares held by a nominee for a beneficial owner that are represented in person or by proxy at the Annual Meeting, but not voted with respect to the election of directors ("Non-votes"), are not counted toward the election of directors or toward the individual nominees specified in the enclosed Proxy. If the enclosed Proxy is signed and dated by the shareholder, but no vote is specified thereon, the Common Shares held by such shareholder will be voted FOR the reelection of the three nominees.

Adoption of Amendment, Approval of 1999 Stock Option Plan and Ratification of Selection of Auditors

     The affirmative vote of the holders of at least a majority of the outstanding Common Shares, voting in person or by proxy, is necessary to approve the Amendment and the 1999 Stock Option Plan and to ratify the selection of Grant Thornton as the auditors of WFC for the current fiscal year. The effect of an abstention or a Non-vote is the same as a vote against the Amendment, against the 1999 Stock Option Plan and against ratification. If the accompanying Proxy is signed and dated by the shareholder, but no vote is specified thereon, the Common Shares held by such shareholder will be voted FOR the adoption of the Amendment, FOR the approval of the 1999 Stock Option Plan and FOR the ratification of the selection of Grant Thornton as auditors.


              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the only persons known to WFC to own beneficially more than five percent of the Common Shares as of December 1, 1998:

                                        Amount and Nature             Percentage of Common
Name and Address                   of Beneficial Ownership (1)        Shares Outstanding (2)
----------------                   -----------------------            --------------------
Star Bank, N.A., as Trustee                 321,992 (3)                      8.02%
P.O. Box 1118
Cincinnati, Ohio  45201

Daniel P. Randolph                          239,608 (4)                      5.97%
Suite 700
105 East Fourth Street
Cincinnati, Ohio 45202

Henry L. Schulhoff                          289,800 (5)                      7.13%
7 West Seventh Street
Cincinnati, Ohio  45202

-----------------------------

(1) A person is the beneficial owner of Common Shares if such person, directly or indirectly, has sole or shared voting or investment power over such shares directly or indirectly or has the right to acquire such voting or investment power within 60 days. All Common Shares are owned directly with sole voting or investment power, unless otherwise indicated by footnote. All stock options granted under the Winton Financial Corporation Stock Option and Incentive Plan, as amended (the "1988 Option Plan"), are currently exercisable.

(2) For each person, assumes a total of 4,015,304 Common Shares outstanding, plus the number of Common Shares such person may acquire pursuant to the 1988 Option Plan, if any.

(Footnotes continue on next page)

(3) The Common Shares are held by Star Bank, N.A., as trustee under The Winton Financial Corporation Employee Stock Ownership Plan (the "ESOP"). Star Bank, N.A., has investment power with respect to all of such common shares and voting power with respect to the unallocated common shares.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission by Daniel P. Randolph. Includes 42,144 Common Shares held by Daniel P. Randolph in an individual retirement account; 178,164 Common Shares owned as trustee under a trust for the benefit of R. Irene Randolph; 10,800 Common Shares owned as trustee under a trust for the benefit of Ronald I. Oldiges; and 8,500 Common Shares owned as trustee under a trust for the benefit of Charles Randolph.

(5) Includes 50,000 Common Shares that may be acquired upon the exercise of options; 17,600 Common Shares owned by Mr. Schulhoff's spouse as to which Mr. Schulhoff disclaims beneficial ownership; and 14,200 Common Shares owned by Schulhoff & Company, Inc., a corporation of which Mr. Schulhoff is a major shareholder.


     The following table sets forth certain information with respect to the number of Common Shares beneficially owned by each director of WFC and by all directors and executive officers of WFC as a group as of December 1, 1998:

                                               Amount and Nature of                 Percent of Common
Name and Address (1)                         Beneficial Ownership (2)             Shares Outstanding (3)
-----------------                            ---------------------                -------------------
Robert J. Bollin                                     92,940 (4)                            2.29%
Robert L. Bollin                                    193,508 (5)                            4.73
Robert E. Hoeweler                                  181,200 (6)                            4.46
Thomas H. Humes                                      12,000 (7)                            0.30
Timothy M. Mooney                                    12,000 (8)                            0.30
William J. Parchman                                 181,835 (9)                            4.48
Henry L. Schulhoff                                  289,800 (10)                           7.13
J. Clay Stinnett                                     11,000 (11)                           0.27
All directors and executive officers
  of WFC as a group (12 persons)                  1,290,789 (12)                          29.15%



(1) Each of the persons listed in this table may be contacted at the address of WFC, 5511 Cheviot Road, Cincinnati, Ohio 45247.

(2) A person is the beneficial owner of Common Shares if such person, directly or indirectly, has sole or shared voting or investment power over such shares directly or indirectly or has the right to acquire such voting or investment power within 60 days. All Common Shares are owned directly with sole voting and investment power, unless otherwise indicated by footnote. All stock options granted under the 1988 Option Plan are currently exercisable.

(3) For each person, assumes a total of 4,015,304 Common Shares outstanding, plus the number of Common Shares such person may acquire pursuant to the 1988 Option Plan, if any.

(4) Includes 40,000 Common Shares that may be acquired upon the exercise of options and 52,940 Common Shares held in the individual retirement account of Robert J. Bollin, the trustee of which is A. G. Edwards, Inc.

(5) Includes 80,000 Common Shares that may be acquired upon the exercise of options; 37,453 Common Shares held for the benefit of Robert L. Bollin in The Winton Savings and Loan Co. Cash and Deferred Plan (the "Deferred
     Plan"), the trustees of which are James W. Brigger, Robert L. Bollin and Mary Ellen Lovett, executive officers of WFC; 34,415 Common Shares held for the benefit of Robert L. Bollin in the ESOP; 1,360 Common Shares held by the individual retirement account of Robert L. Bollin, the trustee of which is Merrill Lynch; 36,080 Common Shares held jointly with Mr. Bollin's spouse; 4,000 Common Shares held by A. G. Edwards, Inc., for the benefit of Elaine Bollin; and 200 Common Shares held by Elaine Bollin as custodian for Anthony Bollin.


(Footnotes continue on next page)

(6) Includes 50,000 Common Shares that may be acquired upon the exercise of options; 51,600 Common Shares held jointly with Mr. Hoeweler's spouse; 39,800 Common Shares owned as trustee under a trust for the benefit of Brian Hoeweler; and 39,800 Common Shares owned as trustee under a trust for the benefit of Jennifer Hoeweler.

(7) Includes 10,000 Common Shares that may be acquired upon the exercise of an option and 2,000 Common Shares held by Prudential Securities for the benefit of Thomas H. and Marcia Humes.

(8) Includes 10,000 Common Shares that may be acquired upon the exercise of an option and 2,000 Common Shares held by PaineWebber for the benefit of Timothy M. Mooney.

(9) Includes 40,000 Common Shares that may be acquired upon the exercise of options; 114,480 Common Shares held in the individual retirement account of William J. Parchman, the trustee of which is Alex Brown & Sons, Inc.; and 14,075 Common Shares owned by Mr. Parchman's spouse.

(10) Includes 50,000 Common Shares that may be acquired upon the exercise of options; 17,600 Common Shares owned by Mr. Schulhoff's spouse, as to which Mr. Schulhoff disclaims beneficial ownership; and 14,200 Common Shares owned by Schulhoff & Company, Inc., a corporation of which Mr. Schulhoff is a major shareholder.

(11) Includes 10,000 Common Shares that may be acquired upon the exercise of an option and 1,000 Common Shares held by Merrill Lynch for the benefit of J. Clay Stinnett.

(12) Includes 414,000 Common Shares that may be acquired upon the exercise of options and 111,135 Common Shares held in the ESOP.


                     PROPOSAL ONE - REELECTION OF DIRECTORS

     The Regulations provide for a Board of Directors consisting of nine persons, divided into three classes of three directors each. Each class serves for a three-year period. Each of the directors of WFC is also a director of Winton.

         The entire Board of Directors of WFC acts as a nominating committee for selecting nominees for election as directors. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors if such shareholder has submitted a written nomination to the Secretary of WFC by the later of the
     February 1st immediately preceding the annual meeting of shareholders or the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Common Shares owned either beneficially or of record by each such nominee and the length of time such Common Shares have been so owned.

     The Board of Directors proposes the reelection of the following directors to terms which will expire in 2002:

 Name                       Age (1)      Position(s) Held       Director Since
 ----                       ----         ----------------       --------------
Robert E. Hoeweler           51             Director                 1989
Timothy M. Mooney            51             Director                 1996
J. Clay Stinnett             47             Director                 1996

-----------------------------

(1)  As of December 1, 1998.


     If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends. At this time, the Board of Directors knows of no reason why any nominee would be unable to serve if elected. No shareholder may cumulate votes in the election of directors. There is presently one vacancy on the Board of Directors in the class of directors which will stand for election in January 2000, which resulted from the decision of a director not to stand for re-election in 1997.

     The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                Position(s)            Director            Term
Name                          Age(1)                 Held                Since           Expires
Robert J. Bollin (2)            76        Director                       1989              2001
Robert L. Bollin (2)            46        Director and President         1989              2000
Thomas H. Humes                 49        Director                       1996              2001
William J. Parchman             79        Director and                   1989              2000
                                           Chairman of the Board
Henry L. Schulhoff              54        Director                       1989              2001

-----------------------------

(1)  As of December 1, 1998.

(2)  Robert L. Bollin, a director and the President of WFC, is the son of Robert
     J. Bollin, a director of WFC, and a brother of Gregory J. Bollin, a Vice President of WFC.


     Robert E. Hoeweler was elected to the Board of Directors of Winton in 1988. Mr. Hoeweler is a certified public accountant. Since 1972, Mr. Hoeweler has been active in the management of a group of family-owned companies which includes Aluminum Extruded Shapes, Inc.

     Timothy M. Mooney has served as Vice President and Chief Financial Officer of Kendle International Inc., a clinical research organization in Cincinnati, since 1996. From 1994 to 1995, he served as Vice President, Chief Financial Officer and Treasurer of The Future Now, Inc., a computer reseller located in Cincinnati. From 1988 to 1994, Mr. Mooney served as Senior Vice President and Chief Financial Officer of Hook-SupRx, Inc., a retail drug store chain.

     J. Clay Stinnett has served since 1993 as President and a director of J.R. Concepts, Inc., a direct mail advertising company in Cincinnati. Prior to 1993, Mr. Stinnett spent almost 20 years in the banking business, including serving as President and Chief Operating Officer of PNC Bank, N.A. (formerly The Central Trust Co., N.A.), until 1992.

     Robert J. Bollin began his banking career in 1947 as an office manager for Cincinnati Federal Savings Association in Price Hill. He then moved to the O'Bryonville Savings and Loan Association, where he served as Assistant Secretary and Chief Executive Officer. In 1955, Mr. Bollin joined Winton as Secretary and Chief Executive Officer. He has since retired from his positions as Secretary and Chief Executive Officer, but still participates in Winton's business as a Vice President and an appraiser of construction loans. Mr. Bollin has been active in the McAuley High School Development Board and the LaSalle High School Advisory Board.

     Robert L. Bollin has been the President and a director of Winton since 1988 and the President and a director of WFC since incorporation in November 1989. Mr. Bollin joined Winton in 1969, initially working part time while completing a degree in Business Management at Miami University. In 1979, he was promoted to Secretary and Assistant Managing Officer of Winton, responsible for managing Winton's accounting operations, developing and implementing Winton's investment policy in consultation with the Board of Directors and managing the day-to-day operations of Winton.

     Thomas H. Humes has served as President of Great Traditions Land and Development Co., a real estate and land development company in Cincinnati, for the past six years.

         William J. Parchman has served as a director of Winton for 43 years. A graduate of the University of Cincinnati, he received his law degree and was admitted to the practice of law in Ohio in 1949. Mr. Parchman was the founder of
     Parchman & Oyler Company Realtors which, at its peak, was Cincinnati's largest residential real estate company. Mr. Parchman served as National Alumni President of the University of Cincinnati and more recently as Chairman of the Board of the University of Cincinnati Foundation. He was also a director of the Cincinnati Metropolitan Housing Authority for 18 years, past president of the Cincinnati Board of Realtors and President of Clovernook Country Club. Mr. Parchman was the first recipient of the Carl H. Lindner Medal for Outstanding Business Achievement presented by the College of Business Administration Alumni Association, University of Cincinnati.

     Henry L. Schulhoff became a director of Winton in February 1988. Since 1976, Mr. Schulhoff has been the President of Schulhoff and Company, Inc., a local investment counseling firm.

Meetings of Directors

     The Board of Directors of WFC met 12 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1998. Each director attended at least 75% of the aggregate of such meetings.

     The Board of Directors of Winton met 12 times for regularly scheduled and special meetings during the fiscal year ended September 30, 1998. Each director attended at least 75% of the aggregate of such meetings.

Committees of Directors

     The Board of Directors of WFC has no standing committees. Nominations for election of directors are determined by the entire Board of Directors. See "Election of Directors."

     The committees of the Board of Directors of Winton includes an Audit Committee, an Executive Committee, a Loan Committee, a Compensation Committee, an ESOP Committee and a Stock Option Committee. Each director attended at least 75% of the aggregate of all meetings of each committee on which he served as a regular member.

     The members of Winton's Audit Committee are Thomas H. Humes, Timothy M. Mooney and J. Clay Stinnett. The function of the Audit Committee is to communicate with WFC outside auditors and to recommend to the Board of Directors a firm of accountants to serve as independent auditors for WFC. The Audit Committee met twice during the fiscal year ended September 30, 1998.

     The members of the Executive Committee are Robert L. Bollin, Robert E. Hoeweler, William J. Parchman and Henry L. Schulhoff. The function of the Executive Committee is to examine, together with management, levels and methods of investment, to review and evaluate alternative and additional investment programs and to consider and establish interest rates on the various forms of savings deposits and mortgage loans. The Executive Committee met 32 times during the fiscal year ended September 30, 1998.

     Winton's Loan Committee is comprised of Robert J. Bollin, William J. Parchman and Henry L. Schulhoff. Robert L. Bollin serves as alternate. The function of the Loan Committee is to approve loan applications and exercise the authority of the Board of Directors when the Board is not in session, subject to certain limitations. The Loan Committee met 37 times during the fiscal year ended September 30, 1998.

     Winton's Compensation Committee consists of Thomas H. Humes, Timothy M. Mooney and J. Clay Stinnett. The function of the Compensation Committee is to confer with management and make recommendations to the Board of Directors regarding the compensation of Winton's executive officers and employees. The Compensation Committee met once during the fiscal year ended September 30, 1998.

     The ESOP is administered by a committee of at least three directors designated by the Board of Directors. The ESOP committee presently consists of Robert J. Bollin, Robert E. Hoeweler and William J. Parchman. The ESOP Committee did not meet during the fiscal year ended September 30, 1998.

     The Stock Option Committee is responsible for administering the 1988 Option Plan, including interpreting the 1988 Option Plan and awarding options pursuant to its terms. The 1988 Stock Option Committee did not meet during the fiscal year ended September 30, 1998. The current members of the Stock Option Committee are Robert L. Bollin, Robert E. Hoeweler, William J. Parchman and Henry L. Schulhoff.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the current executive officers of WFC, other than those who are also directors:

Name                               Age(1)               Position(s) Held
Gregory J. Bollin                    44                 Vice President
Jill M. Burke                        36                 Treasurer and Chief
                                                        Financial Officer
James W. Brigger                     50                 Secretary
Mary Ellen Lovett                    60                 Vice President

-----------------------------

(1)  As of December 1, 1998.


     Gregory J. Bollin is a Vice President of WFC, a position he has held since January 1994. Mr. Bollin also serves as Executive Vice President of Winton, a position he has held since January 1993. Mr. Bollin served as Vice President of Winton from 1988 until January 1993. Mr. Bollin is the brother of Robert L. Bollin and the son of Robert J. Bollin.

     Jill M. Burke is the Treasurer and Chief Financial Officer of WFC, a position she has held since 1989. Ms. Burke also serves as Treasurer and Controller of Winton, a position she has held since 1989.

     James W. Brigger is the Secretary of WFC, a position he has held since 1989. Mr. Brigger also serves as Vice President of Winton.

     Mary Ellen Lovett is a Vice President of WFC, a position she has held since January 1994. Ms. Lovett also serves as Senior Vice President of Winton, a position she has held since January 1993. Ms. Lovett served as Vice President of Winton from 1988 to May 1993.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     WFC does not pay directors fees. Each director of Winton receives $12,000 annually for monthly meetings and $100 for each meeting attended of a committee of the Board of Directors of Winton, except for meetings of the Executive Committee for which members receive $200 per meeting.

Executive Compensation

     WFC does not pay any compensation to its executive officers. Executive officers of Winton are compensated by Winton for services rendered to Winton. Except for the President and Executive Vice President of Winton, no director or executive officer of WFC received more than $100,000 in salary and bonus payments from Winton during the year ended September 30, 1998.

     The following table sets forth certain information with respect to compensation paid to the President and Executive Vice President of Winton:

                                                 Summary Compensation Table

                                                                         Long Term
                                            Annual Compensation        Compensation
                                                                           Awards                All Other
--------------------------------------------------------------------------------------------------------------------
                                                                        Options/SARs            Compensation
  Name and Principal Position   Year     Salary($)      Bonus($)           (#)(1)                   ($)
--------------------------------------------------------------------------------------------------------------------
  Robert L. Bollin, President   1998      $165,330       $52,000                -               $8,567 (2)
                                1997      $158,599       $16,000                -               $8,352 (2)
                                1996      $153,649       $16,000           20,000               $6,929 (2)

  Gregory J. Bollin, Executive  1998      $120,669       $39,000                -               $7,034 (3)
  Vice President                1997      $115,569       $13,000                -               $6,293 (3)
                                1996      $109,838       $13,000           12,000               $4,789 (3)
--------------------------------------------------------------------------------------------------------------------

-----------------------------

(1) These figures represent the number of Common Shares underlying options granted to the named individuals during the year indicated pursuant to the 1988 Option Plan. Mr. Robert L. Bollin's and Mr. Gregory J. Bollin's outstanding options were adjusted for the two 2-for-1 stock splits in the form of stock dividends effective in 1993, 1994 and 1998. WFC has no restricted stock awards or stock appreciation rights ("SARs").

(2) Consists of cash or stock contributions to the ESOP or the reallocation of forfeited shares in the ESOP of $6,157, $6,202 and $4,862 allocated to Mr. Robert L. Bollin's account and $2,410, $2,150 and $2,067 in matching contributions to the Deferred Plan for Mr. Robert L. Bollin's account for the years ended September 30, 1998, 1997 and 1996, respectively.

(3) Consists of cash or stock contributions to the ESOP or the reallocation of forfeited shares in the ESOP of $6,144, $5,316 and $3,982 allocated to Mr. Gregory J. Bollin's account and $890, $977 and $807 in matching contributions to the Deferred Plan for Mr. Gregory J. Bollin's account for the years ended September 30, 1998, 1997 and 1996, respectively.


Option Plan

     In 1988, Winton converted from mutual to stock form (the "Conversion"). In connection with the Conversion, the shareholders of Winton approved the 1988 Stock Option Plan. In 1990, the shareholders of Winton approved the reorganization of Winton into a holding company structure, as a result of which the shareholders of Winton became shareholders of WFC and Winton became a wholly-owned subsidiary of WFC. The shareholders of WFC approved certain amendments to the 1988 Stock Option Plan at the 1995 Annual Meeting of Shareholders.

     Pursuant to the 1988 Stock Option Plan, WFC has reserved 523,000 Common Shares for issuance upon the exercise of options granted to directors and employees of WFC. On December 1, 1998, options to purchase 480,000 Common Shares were outstanding and exercisable. On August 8, 1998, the ten-year anniversary of the effective date of the Conversion, the 1988 Stock Option Plan terminated. No additional options may be granted under the 1988 Stock Option Plan.

     Options granted to employees of Winton may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), while options granted to non-employee directors do not qualify as ISOs. See "PROPOSAL THREE APPROVAL OF WINTON FINANCIAL CORPORATION 1999 STOCK OPTION AND INCENTIVE PLAN - Tax Treatment of Incentive Stock Options."

     No option granted under the 1988 Stock Option Plan may be exercised after the expiration of ten years from the date of grant, and an option recipient generally cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution.

     The following table sets forth information regarding the number and value of unexercised options granted pursuant to the 1988 Stock Option Plan held by the persons listed in the Summary Compensation Table. No stock appreciation rights have been granted under the 1988 Stock Option Plan.

                      Aggregate Option/SAR Exercises in Last Fiscal Year  and 9/30/98 Option/SAR Values
                                                                                        Value of Unexercised
                                                              Number of Securities           In-the-Money
                                                             Underlying Unexercised           Options/SARs
                                                           Options/SARs at 9/30/98(#)       at 9/30/98($) (1)

                     Shares Acquired          Value               Exercisable/                 Exercisable/
Name                  on Exercise(#)      Realized ($)           Unexercisable                 Unexercisable
----                -----------------     ------------           -------------                 -------------
Robert L. Bollin             -                   -                   80,000/ -                   $950,000/ -
Gregory J. Bollin            -                   -                   48,000/ -                   $570,000/ -

------------------------

(1) An option is "in-the-money" if the fair value of the underlying stock exceeds the market price of the option. The figure represents the value of such unexercised options, determined by multiplying the number of unexercised options by the difference between the exercise price of such options and the $11.875 closing bid price for the Common Shares reported by the American Stock Exchange ("AMEX"), on September 30, 1998.


Employment Contracts

     WFC and Winton have entered into employment agreements with Robert L. Bollin, President of WFC and Winton, and Gregory J. Bollin, Vice President of WFC and Executive Vice President of Winton, which expire on April 30, 2001. The employment agreements have a term of three years and provide for an annual salary of not less than $182,000 for Robert L. Bollin and $134,000 for Gregory
J. Bollin and an annual salary and performance review by the Board of Directors. The employment agreements require the inclusion of Robert L. and Gregory J. Bollin in any formally established employee benefit, bonus, pension and profit sharing plans for which senior management personnel are eligible and also provide for vacation and sick leave.

     The employment agreements are terminable by WFC and Winton at any time. If the employment of either Robert L. Bollin or Gregory J. Bollin is terminated at any time during such three-year term for any reason other than "just cause" (as defined in the agreements), he will be entitled to receive his annual compensation for the remainder of the three-year term of the agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the expiration of the term of the employment agreement or the date on which the employee becomes employed full-time by another employer.

     If such employment is terminated, or if the position or responsibilities of the employee is changed, in connection with or within one year of a change in control of WFC or Winton, he will be entitled to receive an amount equal to his then current annual compensation, multiplied by three, subject to reduction to the extent necessary to comply with certain provisions of the Internal Revenue Code of 1986, as amended, and regulations of the Office of Thrift Supervision. Assuming employment termination in connection with such a change of control, the maximum payment to Robert L. Bollin would be $546,000 and to Gregory J. Bollin would be $402,000 or three times the greater of the minimum salary levels in the agreements or the salary levels for fiscal 1998 reflected in the Summary Compensation Table above.

Personnel and Salary Committee Report on Executive Compensation

     As a unitary savings and loan holding company, the business of WFC consists principally of holding the stock of Winton. The functions of the executive officers of WFC, who are also the executive officers of Winton, pertain primarily to the operations of Winton. The executive officers receive their compensation, therefore, from Winton, rather than from WFC. The Compensation Committee of Winton has furnished the following report concerning executive compensation:

                      Process for Determining Compensation

     WFC has not paid any cash compensation to its executive officers since its formation. All executive officers of WFC also currently hold positions with Winton and receive cash compensation from Winton. Decisions on cash compensation of Winton's executives are made by the three-member Compensation Committee of Winton's Board of Directors.

     The Compensation Committee reviews the compensation levels of the executive officers, including the CEO, each year. The Compensation Committee utilizes independent surveys of compensation of officers in the thrift industry, taking into account comparable asset bases and geographic locations. The Compensation Committee also assesses each particular executive officer's contribution to WFC and Winton, the skills and experiences required by his/her position and the potential of the executive officer. Based on the foregoing factors, recommendations are made by the Compensation Committee to the Board of Directors of Winton. Such recommendations are reviewed by the Board of Directors of Winton, except that Board members who are also executive offices do not participate in deliberations regarding their own respective compensation.

            Compensation Policies toward Executive Officers Generally

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that will attract and retain qualified executives and will reward individual performance, initiative and achievement, while enhancing overall corporate performance and shareholder value. The cash compensation program for executive officers consists of three elements, a base salary component, a discretionary cash bonus, and an incentive component payable under an incentive plan (the "Incentive Plan").

     The objectives of the discretionary cash bonuses are to motivate and reward the executive officers based on each individual's contribution to the total performance of Winton and WFC and to reinforce a strong performance orientation.

     The objectives of the Incentive Plan are to motivate and reward the executive officers in connection with the accomplishment of annual objectives of Winton and WFC, to reinforce a strong performance orientation with differentiation and variability in individual awards based on contribution to annual and long range business results and to provide a competitive compensation package which will attract, reward and retain individuals of the highest quality. For the President and the Executive Vice President of Winton and the President and Vice President of WFC, incentive awards are determined as a percentage of gross income, which percentage is calculated utilizing a corporate goal factor and a performance factor. The corporate goal factor is based upon WFC's achievement of certain levels of earnings and a predetermined return on equity. The performance factor is based upon the particular executive officer's performance during the preceding year.

                       Determination of CEO's Compensation

     The Compensation Committee based the compensation of Mr. Robert L. Bollin in 1998 on the policies described above for executive officers. The corporate profitability measurements considered were return on equity, net income, earnings per share and return on assets. Additional corporate goals considered were merger and acquisition activities, continued updating and implementation of Winton's strategic plan and subsidiary oversight and progress. The Compensation Committee believes that the level of compensation paid to Mr. Robert L. Bollin in 1998 was fair and reasonable when compared with compensation levels in the thrift industry reported in various independent surveys. The compensation earned by Mr. Robert L. Bollin in 1998 reflects the significant management and leadership responsibilities required of him and the effective manner in which those responsibilities were fulfilled.

Submitted by the Compensation Committee of Winton's Board of Directors

Thomas H. Humes
Timothy M. Mooney
J. Clay Stinnett

Personnel and Salary Committee Interlocks

     During fiscal 1998, no member of the Compensation Committee was a current or former executive officer or employee of WFC or Winton or had a reportable business relationship with WFC or Winton.

Performance Graph

     The following graph compares the cumulative total return on WFC's common shares for the fiscal year ended September 30, 1998, with the cumulative total return of the SNL Index, which is an index of banks whose shares are traded on The New York Stock Exchange, AMEX or The Nasdaq Stock Market, and the cumulative total return of the Standard and Poor's 500 for the same period.

[Includes a graph showing the performance of the three indices from September 30, 1993 to September 30, 1998.]


Index          9/30/93        9/30/94        9/30/95        9/30/96        9/30/97        9/30/98
WFC            100.0          173.33         173.33         165.00         231.67         316.67
Nasdaq Bank    100.0          110.47         138.62         164.48         271.08         221.60
Index
S&P 500 Index  100.0          100.82         127.34         149.76         206.41         221.60













Certain Transactions with Winton

     Some of the directors and officers of WFC and Winton were customers of and had transactions with Winton in the ordinary course of Winton's business during the two years ended September 30, 1998. All loans and commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of WFC, do not involve more than a normal risk of collectibility or present other unfavorable features. Winton had no loans outstanding to directors and executive officers at December 1, 1998.

                PROPOSAL TWO - APPROVAL OF AMENDMENT TO ARTICLES

     On November 20, 1998, the Board of Directors of WFC unanimously approved and recommended that the shareholders consider and approve an amendment to Article Fourth of the Amended Articles that would increase the number of WFC's authorized Common Shares from 5,000,000 shares to 18,000,000 shares.

     The Amended Articles currently authorize 7,000,000 shares, consisting of 5,000,000 Common Shares, each without par value, and 2,000,000 preferred shares, each without par value. As of the Voting Record Date, there were 4,015,304 Common Shares issued and outstanding, 480,000 Common Shares reserved for issuance upon the exercise of options and no preferred shares issued. On December 4, 1998, WFC and BenchMark Federal Savings Bank, a federal savings bank ("BenchMark"), jointly announced the execution of a merger agreement (the "Merger Agreement") that provides for the merger of BenchMark with and into Winton (the "Merger"). Pursuant to the terms of the Merger Agreement, WFC will issue 3.35 of its Common Shares for each of the 112,307 outstanding shares of BenchMark, or an aggregate of 376,228 Common Shares. Following the consummation of the Merger, therefore, only 128,468 Common Shares will be available for future acquisitions, stock dividends, stock options or other corporate purposes.

     In considering the Amendment, the Board of Directors concluded that it would be advisable for the additional Common Shares to be available for issuance at the discretion of the Board in connection with acquisitions, stock dividends, stock splits and for any other purpose determined by the Board to be in the best interests of WFC, without the delay attendant upon obtaining shareholder approval prior to each issuance. Where approval by shareholders is otherwise required for the issuance of Common Shares, whether by Ohio law, the rules of the AMEX or other applicable requirement, such approval by shareholders will be sought.

     The Board of Directors of WFC recommends that the shareholders approve the Amendment. Accordingly, the shareholders of WFC will be asked to approve the following resolution at the Annual Meeting:

     RESOLVED, that Article Fourth of the Amended Articles of Incorporation of Winton Financial Corporation be, and it hereby is, deleted in its entirety and replaced with the following new Article Fourth:

          FOURTH: The authorized number of shares of the corporation shall be twenty million (20,000,000), eighteen million (18,000,000) of which shall be common shares, each without par value, and two million (2,000,000) of which shall be preferred shares, each without par value.

          The directors of the corporation are authorized to adopt amendments to the Articles of Incorporation in respect of any unissued or treasury common and preferred shares and thereby to fix or change, to the full extent now or hereafter permitted by Ohio law: the division of such shares into series and the designation and authorized number of shares of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; the restrictions on the issuance of shares of any class or series; and such other rights, preferences and limitations as shall not be inconsistent with this Article Fourth.

          Except as hereinafter provided and as may otherwise be required by the laws of the State of Ohio, all voting power of the corporation for all purposes is vested exclusively in the holders of the common shares. The holders of common shares shall be entitled to one vote for each common share held. The holders of the preferred shares shall not be entitled to vote at meetings of the shareholders of the corporation or to receive notices of such meetings; provided, however, that in the event dividends on the preferred shares, if any, shall at any time become in arrears, the holders of the preferred shares shall thereupon become entitled to one vote for each preferred share held and to notice of all meetings of the shareholders. Such voting and notice rights of the preferred shareholders shall continue until all dividends in arrears on the preferred shares shall have been paid in full, whereupon such voting and notice rights of the preferred shareholders shall cease and terminate.

     All Common Shares, including those now authorized and those which would be authorized by the Amendment, are equal in rank and have the same voting, dividend and liquidation rights. Holders of WFC shares do not have pre-emptive rights. Any increase in the number of authorized Common Shares will have no immediate dilutive effect on the proportionate voting power of shareholders.

However, the future issuance of additional Common Shares or preferred shares could have a dilutive effect on the proportionate voting power, earnings per share and book value per share of present shareholders. Under some circumstances, the issuance of new shares may discourage certain potential business combinations which some shareholders may believe to be in their best interest and make more difficult management changes which might occur if the potential business combination were successful.


            PROPOSAL THREE - APPROVAL OF WINTON FINANCIAL CORPORATION
                      1999 STOCK OPTION AND INCENTIVE PLAN

General

     The following is a summary of the terms of the 1999 Stock Option Plan and is qualified in its entirety by reference to the full text of the 1999 Stock Option Plan, a copy of which is attached hereto as Exhibit A.

Purpose, Administration and Eligibility

     The purpose of the Stock Option Plan is to promote and advance the interests of WFC and its shareholders by enabling WFC to attract, retain and reward directors, managerial and other key employees of WFC and any subsidiary, including Winton, and to strengthen the mutuality of interests between such directors and employees and WFC's shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of WFC. Pursuant to the Stock Option Plan, 401,530 Common Shares have been reserved for issuance by WFC upon the exercise of options to be granted to certain directors, officers and employees of WFC and Winton from time to time under the 1999 Stock Option Plan. At December 1, 1998, approximately 20 persons were eligible to receive options granted under the 1999 Stock Option Plan.

     The Stock Option Plan will be administered by the Stock Option Committee, a committee of directors composed of at least three directors of WFC. The Stock Option Committee may grant options under the 1999 Stock Option Plan at such times as they deem most beneficial to Winton and WFC on the basis of the individual participant's position and duties and the value of the individual's services and responsibilities to Winton and WFC.

     Without further approval of the shareholders, the Board of Directors may at any time terminate the 1999 Stock Option Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable, except that the Board of Directors may not, without the approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares that may be issued under the 1999 Stock Option Plan (except for adjustments to reflect certain changes in the capitalization of WFC), (b) materially modify the requirements as to eligibility for participation in the 1999 Stock Option Plan, or (c) materially increase the benefits accruing to participants under the 1999 Stock Option Plan. Notwithstanding the foregoing, the Board of Directors may amend the 1999 Stock Option Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

Option Terms

     Options granted to the officers and employees under the 1999 Stock Option Plan may be ISOs within the meaning of Section 422 of the Code, or may be options which do not qualify under Section 422 of the Code ("Non-Qualified Stock Options"). Options granted under the 1999 Stock Option Plan to directors who are not employees of WFC or Winton will be Non-Qualified Stock Options.

     The exercise price of each option granted under the 1999 Stock Option Plan will be determined by the Stock Option Committee at the time the option is granted. However, the exercise price of an option may not be less than 100% of the fair market value of the shares on the date of the grant. In addition, the exercise price of an ISO may not be less than 110% of the fair market value of the shares on the date of the grant if the recipient owns more than 10% of the outstanding common shares of WFC. Subject to certain exceptions specified in the 1999 Stock Option Plan or as otherwise specified by the Stock Option Committee at the time of grant, stock options are immediately exercisable in full. No stock option will be exercisable after the expiration of ten years from the date of the grant. However, if a recipient of an ISO owns a number of shares representing more than 10% of WFC shares outstanding at the time the ISO is granted, the term of the ISO will not exceed five years. If the fair market value of shares awarded pursuant to ISOs that are exercisable for the first time during any calendar year by a participant under the 1999 Stock Option Plan exceeds $100,000, the ISOs will be considered Non-Qualified Stock Options to the extent of such excess.

     An option recipient cannot transfer or assign an option other than by will or in accordance with the laws of descent and distribution. Termination of an option recipient's employment for cause, as defined in the 1999 Stock Option Plan, will result in the annulment of any outstanding exercisable options. Any outstanding options that have not yet been exercised will terminate upon the resignation, removal or retirement of a director of WFC or Winton, or upon the termination of employment of an officer or employee of WFC or Winton, except in the case of death or disability of the option recipient or a change in control of WFC or Winton.

     WFC will receive no monetary consideration for the granting of options under the Stock Option Plan. Upon the exercise of options, WFC will receive payment of cash or, if acceptable to the Stock Option Committee, Common Shares or outstanding awarded stock options. The market value of the Common Shares underlying the options reserved for the 1999 Stock Option Plan is approximately $5.4 million, based upon the number of shares reserved, multiplied by the $13.50 per share closing sales price of the Common Shares on December 10, 1998, as quoted on AMEX.

Purchase Right

     The Stock Option Committee may include as a term of any option granted under the 1999 Stock Option Plan the right (a "Purchase Right"), but not the obligation, of WFC to purchase all or any amount of the Common Shares acquired by an optionee pursuant to the exercise of any such options. The Purchase Right will provide for, among other terms, a specified duration of the Purchase Right, a specified price per Common Share to be paid upon the exercise of the Purchase Right and a restriction on the disposition of the Common Shares by the optionee during the period of the Purchase Right.

Stock Appreciation Right

     The Stock Option Committee may include a stock appreciation right (a "Stock Appreciation Right") as a component of an option or independent of an option. The Stock Appreciation Right would entitle the recipient to receive a number of Common Shares or cash, or combination thereof, as the Stock Option Committee shall determine, equal to the amount by which the fair market value of the Common Shares subject to the Stock Appreciation Right exceeds the exercise price of the Stock Appreciation Right.

Tax Treatment of Incentive Stock Options

     An optionee who is granted an ISO will not recognize taxable income either on the date of grant or on the date of exercise, although the difference between the fair market value of the shares at the time of exercise and the exercise price is a tax preference item potentially subject to the alternative minimum tax.

     Upon disposition of shares acquired from the exercise of an ISO, capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the shares within two years of the date of grant or within one year from the date of the issuance of the shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of
(i) the amount of gain realized on the disposition, or (ii) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term, mid-term or long-term capital gain or loss, depending upon the period of time the shares have been held.

     WFC will not be entitled to a tax deduction upon either the exercise of an ISO or the disposition of shares acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition. Ordinary income from a Disqualifying Disposition will constitute compensation but will not be subject to tax withholding, nor will it be considered wages for payroll tax purposes.

     If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon such exchange, and except for Disqualifying Dispositions, no gain or loss is recognized by the optionee upon delivering previously acquired shares to WFC, and shares received by the optionee equal in number to the previously acquired common shares exchanged therefor will have the same basis and holding period for long-term or mid-term capital gain purposes as the previously acquired shares. (The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements for avoidance of a Disqualifying Disposition.) Shares received by the optionee in excess of the number of shares previously acquired will have a basis of zero and a holding period which commences as of the date the shares are transferred to the optionee upon exercise of the ISO. If an ISO is exercised using shares previously acquired through the exercise of an ISO, the exchange of such previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Tax Treatment of Non-Qualified Stock Options

     A recipient of a Non-Qualified Stock Option does not recognize taxable income on the date of grant of the option, provided that the option does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of a Non-Qualified Stock Option in the amount of the difference between the fair market value of the shares on the date of exercise and the option exercise price. The ordinary income recognized will constitute compensation for which tax withholding by WFC generally will be required. The amount of ordinary income recognized by an optionee will be deductible by WFC in the year that the optionee recognizes the income if WFC complies with any applicable withholding requirement.

     If the sale of the shares could  subject the  optionee to  liability  under
Section 16(b) of the Securities Exchange Act of 1934, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the shares on such date less the option exercise price. Nevertheless, the optionee may elect under Section 83(b) of the Code, within 30 days of the date of exercise, to recognize ordinary income as of the date of exercise, without regard to the restriction of Section 16(b).

     Shares acquired upon the exercise of a Non-Qualified Stock Option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize long-term capital gain or loss if the optionee has held the shares for more than eighteen months prior to disposition, mid-term capital gain or loss if the optionee has held the shares for more than one year but less than eighteen months prior to disposition, or short-term capital gain or loss if the optionee has held the shares for one year or less prior to disposition.

     If an optionee with a Non-Qualified Stock Option pays the exercise price, in whole or in part, with previously acquired shares, the optionee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired shares to WFC. Shares received by an optionee equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period as such previously acquired shares. Shares received by an optionee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date of exercise or such other relevant date.

Tax Treatment of Stock Appreciation Rights

     A participant in the 1999 Stock Option Plan is not taxed upon the grant of Stock Appreciation Rights. Instead, participants will generally be taxed on the exercise date, at ordinary income rates, on the amount of each received and the fair market value of any Common Shares received. However, if the sale of Common Shares could subject a participant to liability under Section 16(b) of the Exchange Act, such participant generally will not recognize ordinary income with respect to such Common Shares until the participant is no longer subject to such liability, at which time the participant will recognize ordinary income in an amount equal to the fair market value of Common Shares on such date.

     The Stock Option Committee may grant options under the 1999 Stock Option Plan to the directors, officers and employees of WFC and Winton in the future at such times as they deem most beneficial to WFC and Winton on the basis of the individual participant's responsibility, tenure and future potential.

     The Board of Directors of WFC recommends that the shareholders of WFC approve the 1999 Stock Option Plan. Accordingly, the shareholders of WFC will be asked to approve the following resolution at the Annual Meeting:

          RESOLVED, that the Winton Financial Corporation 1999 Stock Option and Incentive Plan be, and it hereby is, approved.


                      PROPOSAL FOUR - SELECTION OF AUDITORS

     The Board of Directors has selected Grant Thornton LLP ("Grant Thornton") as the auditors of WFC for the current fiscal year and recommends that the shareholders ratify the selection. Grant Thornton has audited the financial statements of WFC or Winton since 1985. Management expects that a representative of Grant Thornton will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Grant Thornton as auditors for the current fiscal year.


                 PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

     Any proposals of qualified shareholders intended to be included in the proxy statement for the 2000 Annual Meeting of Shareholders of WFC should be sent to WFC by certified mail and must be received by WFC not later than August 30, 1999. In addition, if a shareholder intends to present a proposal at the 2000 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by November 13, 1999, then the proxies designated by the Board of Directors of WFC for the 2000 Annual Meeting of Shareholders of WFC may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

     Management knows of no other business which may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                             By Order of the Board of Directors




Cincinnati, Ohio                             Robert L. Bollin
December 28, 1998                            President

                                    EXHIBIT A

                          WINTON FINANCIAL CORPORATION
                      1999 STOCK OPTION AND INCENTIVE PLAN


     1. Purpose. The purpose of the Winton Financial Corporation 1999 Stock Option and Incentive Plan (this "Plan") is to promote and advance the interests of Winton Financial Corporation (the "Company") and its shareholders by enabling the Company to attract, retain and reward directors, managerial and other employees of the Company and any Subsidiary (hereinafter defined) and to strengthen the mutuality of interests between such directors and employees and the Company's shareholders by providing such persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

     2. Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

          (a) "Award" means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option or a Stock Appreciation Right, or any combination thereof, as provided in the Plan.

          (b) "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

          (d) "Committee" means the Committee of the Board constituted as provided in Section 3 of this Plan.

          (e) "Common Shares" means the common shares, without par value, of the Company or any security of the Company issued in substitution, in exchange or in lieu thereof.

          (f) "Company" means Winton Financial Corporation, an Ohio corporation, or any successor corporation.

          (g) "Employment" means regular employment with the Company or a Subsidiary and does not include service as a director only.

          (h) "ERISA" means the Employment Retirement Income Security Act, as amended, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

          (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

          (j) "Fair Market Value" shall mean the average of the highest and the lowest selling price on the American Stock Exchange, Inc. on the date such Stock Option is granted or, if there were no sales on such date, then on the next prior business day on which there was a sale.

          (k) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of this Plan which is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (l) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of this Plan which is not an Incentive Stock Option.

          (m) "OTS" means the Office of Thrift Supervision, Department of the Treasury.

          (n) "Participant" means an employee or director of the Company or a Subsidiary who is granted a Stock Option under this Plan. Notwithstanding the foregoing, for the purposes of the granting of any Incentive Stock Option under this Plan, the term "Participant" shall include only employees of the Company or a Subsidiary.

          (o) "Plan" means the Winton Financial Corporation 1999 Stock Option and Incentive Plan, as set forth herein and as it may be hereafter amended from time to time.

          (p) "Related" means (i) in the case of a Stock Appreciation Right, a Stock Appreciation Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option and (ii) in the case of an Option, an Option with respect to which and to the extent to which a Stock Appreciation Right is exercisable, in whole or in part, in lieu thereof has been granted.

          (q) "Repurchase Right" means the right defined in Section 10 of this Plan.

          (r) "Stock Appreciation Right" means a Stock Appreciation Right with respect to shares granted by the Committee pursuant to Section 11 hereof.

          (s) "Stock Option" means an award to purchase Common Shares granted pursuant to the provisions of Section 6 of this Plan.

          (t) "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power and includes, without limitation, The Winton Savings and Loan Co.

          (u) "Terminated for Cause" means any removal of a director or discharge of an employee for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of a material provision of any law, rule or regulation (other than traffic violations or similar offenses), a material violation of a final cease-and-desist order or any other action of a director or employee which results in a substantial financial loss to the Company or a Subsidiary.

     3. Administration.

          (a) This Plan shall be administered by the Committee, which shall be comprised of not fewer than three of the members of the Board. The members of the Committee shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. An action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

          (b) The Committee is authorized to construe and interpret this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of this Plan shall be final, conclusive and binding upon all persons participating in this Plan and any person validly claiming under or through persons participating in this Plan. The Company shall effect the granting of Stock Options under this Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

     4. Duration of, and Common Shares Subject to, this Plan.

          (a) Term. This Plan shall terminate on the date which is ten (10) years from the date on which this Plan is adopted by the Board, except with respect to Stock Options then outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under this Plan after the date which is ten (10) years from the date on which this Plan is adopted by the Board or the date on which this Plan is approved by the shareholders of the Company, whichever is earlier.

          (b) Common Shares Subject to Plan. The maximum number of Common Shares in respect of which Awards may be granted under this Plan, subject to adjustment as provided in Section 9 of this Plan, shall be 401,530 Common Shares.

     For the purpose of computing the total number of Common Shares available for Awards under this Plan, there shall be counted against the foregoing limitations the number of Common Shares subject to issuance upon exercise or settlement of Stock Options as of the dates on which such Stock Options are granted. If any Stock Options or Stock Appreciation Rights are forfeited, terminated or exchanged for other Stock Appreciation Rights or Stock Options, or expire unexercised, the Common Shares which were theretofore subject to such Awards shall again be available for Awards under this Plan to the extent of such forfeiture, termination or expiration of such Awards.

     Common Shares which may be issued under this Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares shall be issued under this Plan.

     5. Eligibility and Grants. Persons eligible for Awards under this Plan shall consist of directors and managerial and other key employees of the Company or a Subsidiary who hold positions with significant responsibilities or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company or a Subsidiary. In selecting the directors and employees to whom Awards will be made and the number of shares subject to such Awards, the Committee shall consider the position, duties and responsibilities of the eligible directors and employees, the value of their services to the Company and the Subsidiaries and any other factors the Committee may deem relevant.

     6. Stock Options. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options, and such Stock Options shall be subject to the following terms and conditions and in such form as the Committee may from time to time approve and shall contain such additional terms and conditions as the Committee shall deem desirable, not inconsistent with the express provisions of the Plan:

          (a) Grant. Stock Options may be granted under this Plan on terms and conditions not inconsistent with the provisions of this Plan.

          (b) Stock Option Price. The option exercise price per Common Share purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Shares on the date of the grant of such Incentive Stock Option, and in the case of a Participant who owns Common Shares representing more than 10% of the outstanding Common Shares at the time an Incentive Stock Option is granted, the option exercise price shall in no event be less than 110% of the Fair Market Value of the Common Shares at the time the Incentive Stock Option is granted to such Participant.

          (c) Stock Option Terms. Subject to the right of the Company to provide for earlier termination in the event of any merger, acquisition or consolidation involving the Company, the term of each Stock Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option will not exceed ten years after the date the Incentive Stock Option is granted; provided further, however, that in the case of a Participant who owns a number of Common Shares representing more than 10% of the Common Shares outstanding at the time the Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years.

          (d) Exercisability. Except as set forth in this Plan or as designated by the Committee at the time of grant, Stock Options awarded under this Plan shall be immediately exercisable in full.

          (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in Common Shares already owned by the Participant, or by surrendering outstanding Stock Options. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell Common Shares thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

          (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under this Plan, to the extent the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable under all plans of the Company or a Subsidiary for the first time by a Participant during any calendar year exceeds $100,000, or such other limit as may be required by the Code, such Stock Options shall be Non-Qualified Stock Options to the extent of such excess.

     7. Effect of Termination of Employment, Disability, Death or Change in Control .

          (a) Except in the event of the death or disability of a Participant or in the event a Participant is Terminated for Cause, upon the resignation, removal or retirement from the board of directors of any Participant who is a director of the Company or a Subsidiary or upon the termination of Employment of a Participant who is not a director of the Company or a Subsidiary, all Stock Options which have not yet become exercisable shall thereupon terminate and be of no further force or effect, and, unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options which have become exercisable shall terminate if they are not exercised by the earlier of (i) the respective dates of such Stock Options or (ii) the date which is three (3) months after such resignation, removal, retirement or termination of Employment.

          (b) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, all Stock Options granted under this Plan shall become exercisable in full on the date of termination of a Participant's employment or directorship with the Company or a Subsidiary because of his death or disability, and, subject to extension by the Committee, all Stock Options shall terminate if not exercised by the earlier of (i) the respective expiration dates of any such Stock Options or
     (ii) the date which is twelve (12) months after the Participant's death or disability.

          (c) Unless the Committee shall specifically state otherwise at the time a Stock Option is granted, in the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which has not been exercised shall terminate and be of no further force or effect as of the date the Participant is Terminated for Cause.

          (d) All outstanding Stock Options shall become immediately exercisable in the event of a change in control or imminent change in control of the Company or any Subsidiary, as determined by the Committee. For purposes of this Section 7, "change in control" shall mean: (i) the execution of an agreement for the sale of all, or a material portion of, the assets of the Company or The Winton Savings and Loan Co.; (ii) the execution of an agreement for a merger or recapitalization of the Company or The Winton Savings and Loan Co. or any merger or recapitalization whereby the Company or The Winton Savings and Loan Co. is not the surviving entity; (iii) a change of control of the Company or The Winton Savings and Loan Co., as defined or determined by the OTS; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of the term "beneficial ownership" as defined under Section 13(d) of the Exchange Act and the rules promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company or The Winton Savings and Loan Co. by any person, trust, entity or group. For purposes of this
     Section 7, "imminent change in control" shall refer to any offer or announcement, oral or written, by any person or any persons acting as a group, to acquire control of the Company or The Winton Savings and Loan Co. as to which an application or notice has been filed with the OTS and such application has been approved or such notice has not been disapproved.

     8. Non-transferability of Stock Options. No Stock Option under this Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Stock Options will be payable only to, the Participant or his or her legal representative.

     9. Adjustments Upon Changes in Capitalization.

          (a) The existence of this Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize the following: any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business; any merger, acquisition or consolidation of the Company; any issuance of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof; the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, including any merger or acquisition which would result in the exchange of cash, stock of another company or options to purchase the stock of another company for any Awards outstanding at the time of such corporate transaction or which would involve the termination of all Awards outstanding at the time of such corporate transaction.

          (b) In the event of any change in capitalization affecting the Common Shares of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, spin-off, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under this Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award, and the exercise price per share in respect of outstanding Awards.

     10. Right of Repurchase and Restrictions on Disposition. The Committee, in its sole discretion, may include, as a term of any Incentive Stock Option or Non-Qualified Stock Option, the right (hereinafter the "Repurchase Right"), but not the obligation, to repurchase all or any amount of the Common Shares acquired by a Participant pursuant to the exercise of any such options. The Repurchase Right shall provide for, among other terms, a specified duration of the Repurchase Right, a specified price per Common Share to be paid upon the exercise of the Repurchase Right and a restriction on the disposition of the Common Shares by the Participant during the period of the Repurchase Right. The Repurchase Right may permit the Company to transfer or assign such right to another party. The Company may exercise the Repurchase Right only to the extent permitted by applicable law.

     11. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right is granted, to receive a number of Common Shares or an amount of cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or the fair market value of such Common Shares on the date of exercise) shall equal (as nearly as possible) the amount by which the Fair Market Value per Common Share on the date of such exercise shall exceed the exercise price of such Stock Appreciation Right, multiplied by the number of Common Shares with respect to which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an option or may be granted independently of any option and the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect therein; provided, however, that notwithstanding any other provision of this Plan, in the event that the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the applicable restrictions and limitations of Section 6 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option. In the case of a Related Stock Option, such Related Stock Option shall cease to be exercisable to the extent of the Common Shares to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Stock Option, any Related Stock Appreciation Right shall terminate to the extent of the Common Shares with respect to which the Related Stock Option was exercised or terminated.


     12. Amendment and Termination of this Plan. Without further approval of the shareholders, the Board may at any time terminate this Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the shareholders, make any amendment which would (a) increase the aggregate number of Common Shares which may be issued under this Plan (except for adjustments pursuant to Section 9 of this
Plan), (b) materially modify the requirements as to eligibility for participation in this Plan, or (c) materially increase the benefits accruing to Participants under this Plan. The above notwithstanding, the Board may amend this Plan to take into account changes in applicable securities, federal income tax and other applicable laws.

     13. Modification of Options. The Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Stock Option which the Board believes to be in the best interests of the Company; provided, however, that no such modification, extension or renewal shall confer on the holder of such Stock Option any right or benefit which could not be conferred on him by the grant of a new Stock Option at such time and shall not materially decrease the Participant's benefits under the Stock Option without the consent of the holder of the Stock Option, except as otherwise permitted under this Plan.


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
     14. Miscellaneous.

          (a) Tax Withholding. The Company shall have the right to deduct from any settlement made under this Plan, including the delivery or vesting of Common Shares, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

          (b) No Right to Employment. Neither the adoption of this Plan nor the granting of any Award shall confer upon any employee of the Company or a Subsidiary any right to continued Employment with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the Employment of any of its employees at any time, with or without cause.

          (c) Annulment of Stock Options. The grant of any Stock Option under this Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Stock Option under this Plan payable in Common Shares is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the Employment or the directorship of a Participant is Terminated for Cause, any Stock Option which is provisional shall be annulled as of the date of such termination.

          (d) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. An Award under this Plan may be made in combination with or in tandem with, or as an alternative to, grants, stock options or payments under any other plans of the Company or a Subsidiary. This Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward directors and employees for their service with the Company and its Subsidiaries.

          (e) Securities Law Restrictions. No Common Shares shall be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (f) Award Agreement. Each Participant receiving an Award under this Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

          (g) Cost of Plan. The costs and expenses of administering this Plan shall be borne by the Company.

          (h) Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that federal law shall be deemed applicable.

          (i) Effective Date. This Plan shall be effective upon the later of adoption by the Board and approval by the Company's shareholders. This Plan shall be submitted to the shareholders of the Company for approval at an annual or special meeting of shareholders held within twelve (12) months of the adoption of the Plan by the Board.


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